Exhibit 3.1

BANC OF CALIFORNIA, INC.

AMENDMENT NO. 5 TO THE

FOURTH AMENDED AND RESTATED BYLAWS

On March 30, 2017, the Board of Directors (the “Board”) of Banc of California, Inc. (the “Corporation”), in accordance with the Fourth Amended and Restated Bylaws of the Corporation (the “Bylaws”) and the Maryland General Corporation Law, approved and adopted the following amendment to the Bylaws, effective as of 30, 2017.

1.	Section 1.06(B) of the Bylaws is hereby amended and restated in its entirety to read as follows:

“1.06. Voting; Proxies.

B. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, (i) directors shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees is less than or equal to the number of open board seats (an “Uncontested Election”) and (ii) directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present and for which the number of director nominees exceeds to the number of open board seats (i.e., a contested election). For purposes of the foregoing sentence, a majority of the votes cast at a meeting shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” or “withheld” with respect to that director’s election. With regard to Uncontested Elections, if a nominee for director who is an incumbent director is not elected by a majority of votes cast at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating Committee (or similar committee) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating Committee’s (or similar committee’s) recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. The Nominating Committee (or similar committee) in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating Committee (or similar committee) or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors and/or such director is reappointed to the Board pursuant to the provisions of Section 2.02 of these Bylaws, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.02 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.01 of these Bylaws.”

2.	Section 1.09 of the Bylaws is hereby amended and restated in its entirety to read as follows:

“1.09. Stockholder Proposals.

A. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation (including proposals made under rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting is first made. Notwithstanding the foregoing, solely for purposes of the 2017 annual meeting of stockholders, to be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days or more than 180 days prior to the first anniversary of the 2016 annual meeting; provided, however, that in the event that the date of the 2017 annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the 2017 annual meeting was mailed or public announcement of the date of the 2017 annual meeting is first made. No adjournment or postponement of an annual meeting shall commence a new period for the giving of notice of a stockholder proposal hereunder.

B. To be in proper form, a stockholder’s notice to the Secretary must:

1. set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and the Control Persons of such beneficial owner; (ii) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner and the Control Persons of such beneficial owner; (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Corporation; (v) any short interest in any security of the Corporation (for purposes of this Section 1.09 a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation; (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (viii) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner or any Control Person of such beneficial owner is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); (ix) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a Schedule 13D, in connection with the acquisition of shares as if such stockholder or beneficial owner, if any, has acquired beneficial ownership of more than 5% of the outstanding shares of common stock of the Corporation, regardless of whether such person is required to file a Schedule 13D ; (x) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ix) a representation of such stockholder and such beneficial owner, if any, that such person (or a qualified representative thereof) intends to appear in person at the meeting to bring such business before the meeting.

2. in addition to the information required by Section 1.09(B)(1), set forth, as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person; and (iv) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

3. with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 1.09(C). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;

4. as to any other business that the stockholder proposes to bring before the meeting, in addition to the information required by Section 1.09(B)(1), set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting; (iii) any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

5. update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.09 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof), provided, that this Section 1.09(B)(5) shall not permit any such stockholder(s) to change any proposed business or nominee (or add any proposed business or nominee), as the case may be.

C. To be eligible to be a nominee of a stockholder of the Corporation for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.09) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, code of business conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation; and (4) will abide by the requirements of Section 1.06(B) of these Bylaws.

D. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination or proposal in compliance with the stockholder’s representation required by Section 1.09(B)(1)(xi), such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes hereof, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing complying with Section 1.06 to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing, or a reliable reproduction thereof, at the meeting of stockholders.

E. Only such persons who are nominated in accordance with the procedures set forth in this Section 1.09 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.09. Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the meeting shall have the power to determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.09 and, if any proposed nomination or business is not in compliance with this Section 1.09, to declare that such defective proposal or nomination shall be disregarded.

F. Notwithstanding the foregoing provisions of this Section 1.09, all director nominations are subject to any required regulatory approval(s) and to the director qualifications set forth in Section 2.11, and a proposed director will not be entitled to vote on any matter or otherwise take any action in the capacity of a director until all required regulatory approvals, if any, have been obtained. In addition, notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.09. Nothing in this Section 1.09 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

G. The term “Control Person” shall mean, with respect to any person, any other person exercising control over such person. The term “control,” with respect to any company exercising control over another company, shall have the meaning as such term is defined in the Bank Holding Company Act of 1956. The term “beneficial owner” and correlative terms shall have the meaning set forth in Rule 13d-3 under the Exchange Act.”

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